UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     Encore Acquisition Company (the “Company”) announced the following management changes on October 31, 2005:
•	Jon S. Brumley will become Chief Executive Officer of the Company on January 1, 2006, in addition to serving as the Company’s President and a Director.

•	I. Jon Brumley, the Company’s current Chief Executive Officer, will continue as an employee and as Chairman of the Board of the Company after January 1, 2006.

•	Ben Nivens has been appointed Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company effective as of November 1, 2005.

•	Robert C. Reeves, the Company’s Vice President and Controller, will be promoted to Senior Vice President, Controller and Chief Accounting Officer of the Company as of November 1, 2005.

•	Roy W. Jageman has resigned as Executive Vice President, Chief Financial Officer and Secretary of the Company effective as of October 31, 2005 in order to pursue other interests.
     Ben Nivens, 45, has served as Vice President of Corporate Strategy and Treasurer of the Company since June 2005. From April 2002 to June 2005, Mr. Nivens served as an engineering manager of the Company. Prior to joining the Company, Mr. Nivens worked as a reservoir engineer for Prize Energy, an independent oil and gas company, from 1999 to 2002; as a reservoir engineer for Compass Bank, a commercial bank, in 1999; and in the corporate planning group and as a reservoir engineer for Union Pacific Resources, an independent oil and gas company, from 1990 to 1999. Mr. Nivens received a B.S. in Petroleum Engineering from Texas Tech University and an M.B.A. from Southern Methodist University. Effective as of November 1, 2005, Mr. Nivens’ annual base salary will be $200,000.
     The Company has issued a press release regarding the management changes described above, which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1	Press Release Dated October 31, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: October 31, 2005	By:	/s/ Robert C. Reeves
Robert C. Reeves
Vice President, Controller and Principal Accounting Officer